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               RESTATED AND AMENDED EXECUTIVE EMPLOYMENT AGREEMENT


Agreement made as of April 21, 1999, by and between Financial Performance Corporation, a New York corporation with offices at 335 Madison Avenue, 8th Floor, New York, New York ("FPC"), FPC Information Corp., a New York corporation with offices at 335 Madison Avenue, 8th Floor, New York, New York ("FPC Information Corp.") and William F. Finley, an individual residing at 684 Hill Farm Road, Fairfield, Connecticut 06430 ("Finley"). FPC and FPC Information Corp. are hereinafter jointly and severally referred to as the "Corporation".


                              W I T N E S S E T H:


Whereas, the Corporation desires to continue to engage the services of Finley as Chairman, President, Chief Executive Officer and Principal Financial Officer of the Corporation; and

Whereas, Finley is willing to continue such employment by the Corporation on the terms and conditions set forth herein.

Now, therefore, in consideration of the premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Corporation hereby employs Finley and Finley hereby accepts such employment upon the terms and conditions hereinafter set forth.

2.       Term.

         (a) The term of this agreement is three (3) years, commencing on October 1, 1997 and ending on September 30, 2000 (the "Initial Term"), unless earlier terminated by the Corporation or by Finley in accordance with the provisions hereof. This agreement shall be automatically renewed for periods of one (1) year each (the "Renewal Term") unless either party shall give the other notice of his or its desire to terminate this agreement no later than on the June 1st immediately preceding the expiration of the then current term, in which event Finley's employment shall terminate at the end of the Initial Term or the applicable Renewal Term, as the case may be. The Initial Term and the Renewal Term are hereinafter collectively referred to as the Term.

         (b) If Finley has not given notice to the Corporation on or before June 1, 2000 that he elects not to renew this agreement at the expiration of the Term and the Corporation gives notice to Finley that it elects not to renew this agreement at the expiration of the Term, then and only in such event, provided that Finley's employment is not properly terminated by the Corporation for cause pursuant to and in accordance with the provisions of Section 7 below, in addition to and without limitation of any other compensation, severance payments or employment benefits which may be or become due from the Corporation to Finley pursuant to this agreement, (but not in addition to any severance payment which may be due pursuant to the provisions of subparagraph (c) of this Section 2, it being understood that such severance payment and the
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severance payment payable pursuant to this subparagraph (b) are mutually exclusive), (i) the Corporation shall pay to Finley within ten (10) days following the expiration of the Term, a severance payment in the amount of Three Hundred Fifty Thousand ($350,000.00) Dollars and (ii) the Corporation shall issue to Finley within ten (10) days following the expiration of the Term, the Termination Stock (hereinafter defined) as set forth in Section 8(d) below.

         (c) If Finley elects not to renew this Agreement at the expiration of the Term and Finley's employment is not properly terminated by the Corporation for cause pursuant to and in accordance with the provisions of Section 7 below, then and only in such event, in addition to and without limitation of any other compensation, severance payments or employment benefits which may be or become due from the Corporation to Finley pursuant to this agreement (but not in addition to any severance payment which may be due pursuant to the provisions of subparagraph (b) of this Section 2, it being understood that such severance payment and the severance payment payable pursuant to this subparagraph (c) are mutually exclusive), the Corporation shall pay to Finley, within ten (10) days following the expiration of the Term, a severance payment in the amount of Two Hundred Fifty Thousand ($250,000.00) Dollars.

         (d) For purposes of this agreement, the term "employment benefits" shall be deemed to include Finley's Annual Bonus (as such term is hereinafter defined).

3. Duties. Finley is engaged for the term hereof as President, Chief Executive Officer and Principal Financial Officer of the Corporation and shall perform and discharge well and faithfully the duties which may be undertaken by Finley in such capacity from time to time, such duties to be substantially similar to the duties hereto undertaken by Finley as President, Chief Executive Officer and Principal Financial Officer of the Corporation. The duties of Finley shall include managing the Corporation's day-to-day operations, including, without limitation, hiring, training, supervising and terminating employees, determining employee compensation (including incentives) and employment policy, including assignment of employees' duties and how same are to be performed, all aspects of client relationships, maintaining the Corporation's books and records, serving as a member of the Board of Directors and any other duties as may be determined by the Board of Directors; it being the intent of the parties that Finley shall exercise full management control of the day-to-day operations of the Corporation for so long as Finley is employed by the Corporation.

4. Extent of Services. During the period in which Finley is employed by the Corporation, Finley shall devote Finley's entire active business time, best efforts, attention, skill and energies to the business of the Corporation and shall not during such period be engaged in any other business activity pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Finley from investing Finley's personal assets in businesses which do not compete with the Corporation in such form or manner as will not require any active business services on the part of Finley in the operation of the affairs of the companies in which such investments are made and in which Finley's participation is solely that of a passive investor.

5. Compensation. For all services rendered by Finley pursuant to this agreement, the Corporation shall pay Finley an annual salary twice monthly on the 15th and 30th of each month, in arrears, as follows: (i) One Hundred Fifty Thousand ($150,000.00) Dollars per annum during the period commencing on October 1, 1997 through September 30, 1998; and (ii) Two Hundred Fifty Thousand ($250,000.00) Dollars during the period commencing on October 1, 1998


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through the balance of the Term. Such salary shall be subject to periodic increases as shall be determined by the Board of Directors of the Corporation.

6.       Employment Benefits.

         (a) Finley shall be entitled to four (4) weeks vacation during each one
(1) year of Finley's employment pursuant to this agreement, during which Finley's salary shall be paid in full. Finley shall be entitled to reimbursement of reasonable out-of-pocket business expenses incurred on behalf of the Corporation, provided that such expenses are reasonably necessary and are properly documented. Finley shall be entitled to privileges under any retirement, pension, long-term or short-term disability insurance plan which may hereafter be adopted by the Corporation for the benefit of its employees. The Corporation shall provide Finley with and shall pay all premiums for family coverage under a group health insurance plan. The Corporation shall also provide Finley with a leased automobile of Finley's choice throughout the term of this agreement, including payment or reimbursement for all insurance, maintenance and repair costs. The Corporation shall register, at the Corporation's sole cost and expense, all of the shares of stock of the Corporation now or hereafter owned by Finley at such time as the Corporation may elect to file a registration statement covering shares of stock of the Corporation.

         (b) The Corporation shall obtain and pay all premiums for a term life insurance policy covering Finley's life. Such policy shall be in an amount of not less than $250,000.00 and not more than $500,000.00, as shall be determined by the Corporation's Board of Directors. The Corporation shall be the owner of the policy and Finley (or Finley's designee(s)) shall be the beneficiary of such policy.

7.       Termination.

         (a) The Corporation may, at its election in accordance with the procedures more particularly set forth below, terminate this agreement for cause. For purposes of this agreement, "cause" shall be defined as and limited to the following: (i) a material breach by Finley of any material term of this agreement that has not been cured within thirty (30) days of receipt by Finley of written notice of such breach and which causes substantial damage to the reputation, business or property of the Corporation, any of the Corporation's affiliates or any of the Corporation's (or any affiliate's) customers; (ii) a continued failure of Finley after thirty (30) days notice of a prior failure to devote Finley's full active business time (as more particularly described in Section 4 above) to the performance of Finley's duties hereunder; (iii) an act of willful misconduct in the performance of Finley's duties hereunder which causes substantial damage to the reputation, business or property of the Corporation, any of the Corporation's affiliates or any of the Corporation's customers including, without limitation, any oral or written material misrepresentation relating to the Corporation (or any affiliate) or any of its (or any affiliate's) customers which causes substantial damage to the reputation of the Corporation (or any affiliate); (iv) conviction of a felony; and (v) substantial, continuing and willful improper performance or non-performance of any of Finley's material duties hereunder after thirty (30) days written notice to cure as aforesaid. For purposes of this subsection (a), no act, or failure to act, on Finley's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith or without reasonable belief that his action or omission was in the best interests of the Corporation. Notwithstanding the foregoing, Finley shall not be deemed to have been terminated for cause without
(i) thirty (30) days' notice to Finley setting forth the reasons for the Corporation's intention to terminate for cause as set forth above in this subsection (a), (ii) an


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opportunity for Finley, together with his counsel, to be heard before the
Corporation's board of directors, and (iii) delivery to Finley of a Notice of Termination as defined in subsection (d) below from an executive officer of the Corporation finding that, in the good faith opinion of the Board of Directors of FPC, Finley was guilty of conduct set forth or described above in justifying the Corporation's termination of Finley's employment for cause and specifying the particulars thereof in detail.

         (b) Finley may terminate his employment under this agreement for Good Reason (as hereinafter defined). For purposes of this agreement, "Good Reason" shall mean (i) the occurrence of a Change in Control (as defined below) of FPC or of FPC's subsidiary, Michaelson Kelbick Partners Inc. ("MKP"), (ii) a failure by the Corporation to comply with any material provision of this agreement, which noncompliance shall have a material adverse effect upon Finley and which shall not have been cured within thirty (30) days after notice of such noncompliance has been given by Finley to the Corporation pursuant to this agreement, (iii) if Finley's management functions, duties or responsibilities or any other material aspect of Finley's employment shall have been materially and adversely changed by the Corporation notwithstanding Finley's written objection thereto, (iv) if Finley shall cease to be chairman of the board of directors and the chief executive officer of FPC (other than by reason of death, incapacity or resignation), (v) any purported termination of Finley's employment which is not properly effected pursuant to a Notice of Termination satisfying the requirements of subsection (d) below (and for purposes of this agreement no such purported termination shall be effective), or (vi) the failure of FPC, on or prior to the date of any merger, consolidation or any similar transaction, to obtain the written assumption by any successor to the business of FPC of FPC's obligations hereunder.

         (c) For the purpose of this agreement, a "Change of Control" shall be deemed to have taken place if: (i) a third person, including a "group" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes (other than as a result of a purchase from FPC) the beneficial owner of shares of stock of FPC or of MKP having more than thirty percent (30%) of the total number of votes that may be cast for the election of directors of FPC or of MKP and such beneficial ownership continues for thirty (30) consecutive days,
(ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination of the foregoing transactions relating to FPC or to MKP (hereinafter referred to as a "Transaction") the persons who were directors of FPC or of MKP before the Transaction shall cease for any reason to constitute at least a majority of the Board of Directors of FPC or of MKP, as the case may be, or any successor(s) of either of such entities, (iii) the sale of all or substantially all of the assets of FPC or of MKP, (iv) a change in the composition of the board of directors of FPC (the "FPC Board") such that the individuals who, as of the date hereof, constitute the FPC Board (the FPC Board as of the date hereof shall be hereinafter referred to as the "Incumbent FPC Board") cease for any reason to constitute at least a majority of the FPC Board; provided, however, that any individual who becomes a member of the FPC Board subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of those individuals who are members of the FPC Board and who were also members of the Incumbent FPC Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent FPC Board, or (v) a change in the composition of the board of directors of MKP (the "MKP Board") such that the individuals who, as of the date hereof, constitute the MKP Board (the MKP Board as of the date hereof shall be hereinafter referred to as the "Incumbent MKP Board") cease for any reason to constitute at least a majority of the MKP Board; provided, however, that any individual who becomes a member of the MKP


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Board subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of those individuals who are members of the MKP Board and who were also members of the Incumbent MKP Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent MKP Board.

         (d) Any termination of Finley's employment by the Corporation or by Finley (other than termination by reason of Finley's death or disability as set forth in Section 15 below) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Finley's employment under the provision so indicated.

         (e) "Date of Termination" shall mean (i) if Finley's employment is terminated by his death, the date of his death, (ii) if Finley's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, and (iii) if Finley's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

8.       Compensation Upon Termination or During Disability.

         (a) During any period that Finley fails to perform his duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), Finley shall continue to receive his full salary at the rate then in effect for such period and all employment benefits due to Finley until his employment is terminated pursuant to Section 7 above and Section 15 below, provided that payments so made to Finley during the disability period shall be reduced by the sum of the amounts, if any, payable to Finley at or prior to the time of any such payment under disability benefit plans of the Corporation and which were not previously applied to reduce any such payment. Within thirty (30) days of the termination of Finley's employment due to disability, the Corporation shall pay to Finley all salary and employment benefits due to him accrued through the date of such termination, plus an amount equal to one year's salary at the rate in effect immediately prior to such termination (determined without regard to any payments under disability benefit plans of the Corporation).

         (b) If Finley's employment is terminated by his death, the Corporation shall pay to Finley's spouse, or if he leaves no spouse, to his estate, within thirty (30) days of Finley's death, all salary and employment benefits due to Finley accrued through the date of his death, plus an amount equal to one year's salary at the rate in effect immediately prior to Finley's death.

         (c) If Finley's employment shall be properly terminated for cause pursuant to all of the applicable provisions of this agreement, the Corporation shall pay Finley his full salary only through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Corporation shall have no further obligations to Finley under or pursuant to this Agreement.


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         (d) If (i) in breach of this agreement, the Corporation shall terminate
Finley's employment other than pursuant to subsection 7 (a) above (termination for cause) or Section 15 below (termination by reason of death or disability)(it being understood that a purported termination by the Corporation pursuant to subsection 7 (a) above or Section 15 below which is disputed and finally determined not to have been proper shall be deemed a termination by the Corporation in breach of this agreement) or (ii) Finley shall terminate his employment for Good Reason, then

                  (I) the Corporation shall pay Finley his full salary and all employment benefits due to Finley through the Date of Termination at the rate in effect at the time the Notice of Termination is given;

                  (II) in lieu of any further salary payments to Finley for periods subsequent to the Date of Termination, the Corporation shall pay to Finley, as severance pay (and not as a penalty to the Corporation), an amount equal to the product of (A) Finley's annual base salary rate in effect as of the Date of Termination, multiplied by (B) the number two (2), such payment to be made in a lump sum on or before the thirtieth (30th) day following the Date of Termination;

                  (III) in addition to all other salary, employment benefits and other payments due to Finley pursuant to the provisions of this subsection 8(d), the Corporation shall issue to Finley, within ten (10) days after the Date of Termination, such number of shares of the Corporation's common stock (such shares of common stock are hereinafter referred to as the "Termination Stock") as shall have an aggregate fair market value as of the Date of Termination equal to one million ($1,000,000.00) dollars less the aggregate fair market value of all of the shares of the Corporation's common stock and all of the warrants, options and other derivative securities to purchase shares of the Corporation's common stock which are owned of record by Finley on the Date of Termination. For purposes of this clause (III), (x) the fair market value of each share of the Corporation's common stock as of the Date of Termination shall be the average of the bid and ask prices for the Corporation's common stock for the ten (10) trading days immediately preceding the Date of Termination and (y) the fair market value of each warrant, option or other derivative security to purchase one (1) share of the Corporation's common stock as of the Date of Termination shall be equal to the fair market value of one (1) share of the Corporation's common stock as of the Date of Termination less the per share exercise price of such warrant, option or other derivative security (but in no event shall such fair market value of any warrant, option or other derivative security be less than zero). If the Corporation's common stock shall not be publicly traded on the Date of Termination, then the fair market value of the Corporation's common stock shall be mutually determined by two investment banking firms with experience related to the business of the Corporation and its subsidiaries. In such event, one such firm shall be designated by Finley and the other firm shall be designated by the Corporation. The fair market value of the Corporation's common stock and the fair market value of the warrants, options and other derivative securities to purchase shares of the Corporation's common stock as determined pursuant to this clause (III) of this subsection 8(d) shall be final, conclusive and binding upon the parties hereto. The Corporation shall be obligated to register the Termination Stock, at the Corporation's sole cost and expense, pursuant to a registration statement filed within sixty (60) days after the Date of Termination and declared effective as soon thereafter as is reasonably practicable. Further, if from and after the Date of Termination, the shares of the Corporation's common stock underlying the warrants, options and other


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derivative securities owned of record by Finley on the Date of Termination (such underlying shares of common stock hereinafter referred to as "Underlying
Shares") shall not be freely tradeable by Finley pursuant to an effective registration statement, then the Corporation shall also be obligated to register all of the Underlying Shares together with the Termination Stock, at the Corporation's sole cost and expense, pursuant to the aforementioned registration statement. The Corporation shall be obligated to use its best efforts to cause such registration statement to be declared effective as soon as possible after filing and to maintain such effectiveness until all of the Termination Stock and all of the Underlying Shares shall have been sold by Finley; and

                  (IV) in addition to the payments referred to in clauses (I),
(II) and (III) above, if termination of Finley's employment arises out of a breach by the Corporation of this agreement, the Corporation shall pay all other damages to which Finley may be entitled as a result of such breach, including damages for any and all loss of benefits to Finley under the Corporation's employee benefit plans which Finley would have received if the Corporation had not breached this agreement and had Finley's employment continued for the full term provided in Section 2 hereof.

In addition to the occurrences specified in clauses (i) and (ii) of the preamble to this subsection 8(d), the Termination Stock shall also be issued to Finley as provided in subsection 2(b) above.

         (e) Unless Finley's employment is properly terminated by the Corporation for cause, the Corporation shall maintain in full force and effect, for the continued benefit of Finley for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number two (2), all employee benefit plans and programs in which Finley was entitled to participate immediately prior to the Date of Termination, provided that Finley continued participation is possible under the general terms and provisions of such plans and programs. In the event that Finley's participation in any such plan or program is barred, the Corporation shall arrange to provide Finley with benefits substantially similar to those which Finley would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

         (f) The Corporation may withhold from any payments or other benefits payable to Finley pursuant to this Section 8 or any other provision of this agreement all federal, state, city or other taxes as shall be required pursuant to any law, government regulation or ruling.

9. Excise Taxes. In the event that any payments made to Finley under this Agreement or otherwise (the "Payments") are subject to any excise taxes, including, without limitation, excises taxes imposed by section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Taxes"), the Corporation shall pay Finley an additional amount such that the net amount retained by him after deduction and/or payment of any Excise Taxes on the Payments, and any interest and/or penalties assessed by the Internal Revenue Service with respect to the Excise Taxes, shall be equal to the Payments. The determination of whether such Excise Taxes are payable and the amount thereof shall be based upon the opinion of counsel selected by the Corporation and acceptable to Finley. If such opinion is not accepted by the Internal Revenue Service, then appropriate adjustments shall be computed and paid hereunder based upon the final amount of the Excise Taxes, interest and/or penalties (if any) so determined. Any such adjustments shall be paid by the Corporation to Finley in one lump sum cash payment within thirty (30) days following such computation.


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10.      Disclosure of Information. Finley recognizes and acknowledges that the trade secrets and know how of FPC and its subsidiaries as they may exist from time to time are a valuable, special and unique asset of the businesses of such companies, access to and knowledge of which are essential to the performance of Finley's duties hereunder. For the purposes of this agreement, Confidential Information includes any and all information disclosed or made available to Finley in consequence of or through his employment by the Corporation and not generally known in the industries in which FPC and its subsidiaries or any of the customers of FPC and its subsidiaries is or may be engaged, or which is beneficial to FPC or its subsidiaries, or any of the customers of FPC or its subsidiaries, in the promotion or operation of their respective businesses, (ii) relating to the business, business practices, operation, affairs, practices, procedures, policies or methods of FPC or its subsidiaries, (iii) customer lists, (iv) marketing information and (v) training materials. Since the services of Finley are unique, extraordinary and of a specialized character which will require Finley to handle Confidential Information of FPC and FPC's subsidiaries and of such companies' suppliers and customers, Finley shall not, at any time during the term of this agreement or thereafter, make use of any Confidential Information for the benefit of any person or entity (other than FPC or its subsidiaries) nor shall Finley disclose any Confidential Information to any person or entity for any reason or purpose whatsoever.

11. Covenants Not to Solicit. For the six (6) month-period immediately following the earlier of the termination of Finley's employment hereunder or the date of expiration of this agreement, Finley, whether as a proprietor, partner, employee, agent, consultant, director, officer, controlling stockholder or in any other capacity whatsoever, shall not, without the consent of FPC or of any of its subsidiaries, (a) solicit any Business Associate (as hereinafter defined) for the purpose of interfering with, disrupting or attempting to disrupt the relationship, contractual or otherwise between FPC and/or any of its subsidiaries and such Business Associate, or (b) request any Business Associate to cancel, curtail or divert his, her or its business with FPC and/or any of its subsidiaries. For purposes hereof, the term "Business Associate" means any person or entity that, to Finley's knowledge, is, at the time of any such solicitation or request, a customer, client, or employee of FPC and/or any of its subsidiaries with whom Finley had any direct or indirect contact during his employment hereunder. However, notwithstanding the foregoing provisions of this
Section 11, it is understood that Finley may, in good faith, contact all customers and clients of FPC and/or any of its subsidiaries originated by or otherwise brought to FPC and/or any of its subsidiaries by Finley during the term of Finley's employment by the Corporation in connection with establishing any other business enterprises subsequent to the expiration or termination of this agreement.

12. Return of Documents. Upon termination of employment with the Corporation, Finley shall promptly return to the Corporation all documents, notes, records and other materials of FPC and/or any of its subsidiaries in Finley's possession, whether prepared by Finley or others. However, Finley shall be entitled to retain copies of all such documents, notes, records and other materials and may use same subject only to Finley's covenants set forth in
Section 10 ("Disclosure of Information") and Section 11 ("Covenants Not to Interfere").

13. Enforcement of Non-Disclosure and Non-Solicitation Provisions. It is the desire and intent of the parties that the provisions of Sections 10, 11 and 12 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion or portions of such Sections 10, 11 or 12 shall be adjudicated to be invalid or unenforceable, such Sections shall be deemed amended to delete therefrom the portion or portions thus adjudicated to be invalid or unenforceable, such


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deletion to apply only with respect to the operation of such Sections in the particular jurisdiction in which such adjudication is made. The provisions of Sections 10, 11, 12 and 14 shall survive the expiration or earlier termination of this agreement.

14. Injunctive Relief. If there is a breach or threatened breach of any of the provisions of Sections 10, 11 or 12 of this agreement, the Corporation shall be entitled to an injunction restraining Finley from such breach. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for such breach or threatened breach.

15. Disability/Death. Finley's employment under this agreement shall terminate upon the death or, at the election of the Corporation, the physical or mental disability of Finley. For purposes of this agreement, Finley shall be deemed to be disabled if he is unable to perform his services for twelve (12) consecutive months. If the Corporation elects to terminate this agreement pursuant to this Section 15, the Corporation shall notify Finley of the Corporation's decision to terminate Finley's employment hereunder by means of a Notice of Termination pursuant to the provisions of subsection (d) of Section 7 above. From and after such termination of employment of Finley pursuant to this
Section 15, Finley's compensation and rights thereto and all of Finley's other rights under this agreement shall terminate except as otherwise specifically set forth in Sections 8 and 9 above.

16. Notices. Any notice required or permitted to be given under this agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to Finley's mailing address set forth above, or by personal delivery to Finley, in the case of Finley, or to its office address set forth above, in the case of the Corporation, with a copy sent in like manner to Kaufman Friedman Plotnicki & Grun, LLP, 300 East 42nd Street, New York, New York 10017, Attention: Gary S. Friedman, Esq. Notices shall be deemed given two (2) business days after mailing, or on the date personal delivery is effected, as the case may be.

17. Waiver of Breach. The waiver by a party of a breach of any provision of this agreement by another party shall not operate or be construed as a waiver of any subsequent or other breach by such other party. Any waiver must be in writing.

18. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be waived, changed, modified or extended orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or extension is sought.

19. Applicable Law. This agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the application of conflict of laws.

20. Severability. If any provision of this agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this agreement shall nevertheless be binding upon the Corporation and Finley with the same effect as though the void or unenforceable provision had been severed and deleted.

21. Conflict. If any provision of this agreement is found to be in conflict with any provision of any other agreement to which the Corporation and Finley are parties, the provision of such other agreement shall control.


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
22. Arbitration. If any dispute shall arise between the Corporation and Finley with regard to this agreement, such dispute shall be promptly submitted to and decided by arbitration by the American Arbitration Association in the City and County of New York in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the arbitrators shall be final, shall include an award of reasonable legal fees and costs to the prevailing party as determined by the arbitrator(s) and judgment may be entered upon the award in accordance with applicable law in any court having jurisdiction.

23. Non-Assignment. This Agreement and all rights hereunder are personal to Finley and shall not be assignable; provided, however, all of Finley's rights to compensation following his death shall inure to the benefit of his surviving spouse, his estate or other legal representatives as the case may be. Any person, firm, corporation or entity succeeding to the business of FPC and/or FPC Information Corp. by merger, purchase, consolidation or otherwise shall assume by contract or operation of law all obligations of the Corporation hereunder; provided, however, the Corporation shall, notwithstanding such assumption or assignment, remain liable and responsible for the fulfillment of its obligations under this Agreement.

24. Prior Executive Employment Agreement. Notwithstanding anything herein contained to the contrary, the prior Executive Employment Agreement between the Corporation and Finley dated as of September 1, 1995 and the prior Restated Executive Employment Agreement between the Corporation and Finley dated as of September 11, 1997, as amended, are hereby deemed terminated and are superseded in all respects by this agreement.

In witness whereof, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.

                                        Financial Performance Corporation


                                        By: /s/  DUNCAN BURKE
                                            ---------------------------------
                                            Duncan Burke, Vice President


                                        FPC Information Corp.


                                        By: /s/  DUNCAN BURKE
                                            ---------------------------------
                                            Duncan Burke, Vice President

                                            /s/  WILLIAM F. FINLEY
                                            ---------------------------------
                                            William F. Finley, individually


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